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Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Penford Corporation 1994 Stock Option Plan (as amended as of January 8, 2002) of our report dated October 8, 2001, with respect to the consolidated financial statements of Penford Corporation included in the Annual Report (Form 10-K) for the year ended August 31, 2001.



Seattle, Washington
July 12, 2002                           ERNST & YOUNG LLP